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                                                               Exhibit (11)(c)

                        INDEPENDENT AUDITORS' CONSENT

    We consent to the inclusion in Post-Effective Amendment No. 41 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 2-90946) on behalf of Eaton Vance Tax-Managed Emerging Growth Fund (the "Fund") of our report dated December 5, 1997 on our audit of the financial statements and financial highlights of the Fund which report is included in the Annual Report to Shareholders for the year ended October 31, 1997, which is incorporated by reference in the Statement of Additional Information which is part of such Registration Statement.

        We also consent to the reference to our Firm under the heading "The Funds' Financial Highlights" in the Prospectus and, under the caption "Independent Certified Public Accountants" in the Statement of Additional Information of the Registration Statement.

                                              /s/ Deloitte & Touch LLP
                                              ------------------------------
                                              Deloitte & Touch LLP

February 23, 1998
Boston, Massachusetts